Transforming how the world connects Business Update – First Quarter 2025 May 12, 2025 NASDAQ: ASTS ast-science.com ast-science.com

Forward Looking Statements This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of AST SpaceMobile to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AST SpaceMobile’s control and are difficult to predict. Factors that could cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing of the launch of the Block 2 BlueBird satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST SpaceMobile’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile Service that would supersede preliminary agreements and memoranda of understanding and the ability to enter into commercial agreements with other parties or government entities; (iii) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; and (vii) other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission (SEC), including those in the Risk Factors section of AST SpaceMobile’s Form 10-K filed with the SEC on March 3, 2025 and Form 10-Q filed with the SEC on May 12, 2025. AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors in AST SpaceMobile’s Form 10-K filed with the SEC on March 3, 2025 and Form 10-Q filed with the SEC on May 12, 2025. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. Use of Non-GAAP Financial Measures Adjusted operating expense is an alternative financial measure used by management to evaluate our operating performance as a supplement to our most directly comparable U.S. GAAP financial measure. We define Adjusted operating expense as total operating expenses adjusted to exclude amounts of stock-based compensation expense and depreciation and amortization expense. We believe Adjusted operating expenses is a useful measure across time in evaluating the Company's operating performance as we use Adjusted operating expenses to manage the business, including in preparing our annual operating budget and financial projections. Adjusted operating expense is a non-GAAP financial measure that has no standardized meaning prescribed by U.S. GAAP, and therefore has limits in its usefulness to investors. Because of the non-standardized definition, it may not be comparable to the calculation of similar measures of other companies and are presented solely to provide investors with useful information to more fully understand how management assesses performance. This measure is not, and should not be viewed as, a substitute for its most directly comparable GAAP measure of total operating expenses. Industry and Market Data This presentation includes market data and other statistical information from sources believed to be reliable, including independent industry publications, governmental publications or other published independent sources. Although AST SpaceMobile believes these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness. Trademarks and Trade Names AST SpaceMobile owns or has rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this presentation is not intended to, and does not imply, a relationship with AST SpaceMobile, or an endorsement or sponsorship by or of AST SpaceMobile. Solely for convenience, the trademarks, service marks and trade names referred to in this presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that AST SpaceMobile will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names. ast-science.com

Building the First and Only Space-Based Cellular Broadband Network 3 ast-science.com

Key Highlights



Block 1 satellites
693 square feet size
10x BW3 Capacity

Block 2 satellites
2,400 square feet size
100x BW3 Capacity

Contracted launch for over 60 satellites

DEFENSE INNOVATION UNIT

SDA SPACE DEVELOPMENT AGENCY

New contract awards

FirstNet Authority

STA approval for mission-critical capabilities

Rakuten Mobile   vodafone

AT&T   verizon

Completed video calls in U.S., Europe, and Japan

NSF

Established Coordination Agreement

- **Announced multi-provider satellite orbital launch plan with five contracted launches over the next six to nine months**
- **Advanced SpaceMobile network commercialization efforts, with expected second half 2025 revenue opportunity of $50 million to $75 million**
- **Activation of two-way video broadband calls with AT&T,Rakuten Mobile, Verizon, Vodafone using unmodified smartphones on the SpaceMobile network enabled by a Block 1 BlueBird satellite in orbit today**
- **Continued to make strong progress on regulatory approvals and spectrum-related topics with partners and key industry groups**
- **Robust balance sheet with $874.5 million in cash, cash equivalents, and restricted cash of as March 31, 2025, with continued access to diverse capital markets**

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AST SpaceMobile

Satellite manufacturing expected to reach a cadence of six satellites per month during 2025, with phased array equivalent cadence reaching the target during Q3 2025 Manufacturing cadence and orbital launch schedules support continuous cellular broadband coverage goals in key markets such as the U.S., Europe, Japan, the U.S. Government and other strategic markets during 2026 Planned Orbital Launch Schedule for the Largest-Ever Commercial Satellites in LEO Announced multi-provider satellite orbital launch plan with five contracted launches over the next six to nine months Anticipate orbital launches every one to two months on average during 2025 and 2026 SOLAR PANEL ASSEMBLY PHASED ARRAY ASSEMBLY On track with satellite manufacturing of 40 Block 2 BlueBird satellites and the procurement of components and materials needed to complete fully assembled microns and phased arrays for over 50 satellites in total

Gateway equipment bookings of $13.6 million in Q1 2025, with expected gateway equipment bookings of approximately $10 million on average, per quarter during 2025, as precursor to the rollout of SpaceMobile service Expected Second Half 2025 Revenue Opportunity of $50 – $75 Million DEPLOYMENT OF GLOBAL NETWORK INFRASTRUCTURE Company plans to activate initial cellular broadband capabilities across the United States, Europe and Japan with AT&T, Rakuten, Verizon, and Vodafone using premium low-band wireless spectrum Ramping up activities under the previously announced $43 million U.S. Space Development Agency contract and signed a new contract with the Defense Innovation Unit (DIU) for up to $20 million in revenue, via a prime contractor, for SpaceMobile capabilities with multiple U.S. Government agencies in support of government communications over land, sea, and air

Currently conducting in-country activations across voice, text, data, video calling and other native cellular capabilities Two-way broadband video calls using unmodified smartphones enabled by a Block 1 BlueBird satellite over U.S., Europe, and Japan SpaceMobile Two-Way Broadband Video Call Initial Activations in U.S., Europe, and Japan ACTIVATION OF TWO-WAY BROADBAND VIDEO CALL CAPABILITIES WITH AT&T, VERIZON, VODAFONE, AND RAKUTEN

Received Special Temporary Approval (STA) from the FCC for FirstNet evaluation on public safety’s Band 14 spectrum, supporting mission-critical capabilities with direct-to-device cellular broadband connectivity Established coordination agreement with the U.S. National Science Foundation covering satellite and ground-based astronomy operations Continued Strong Progress on Regulatory Approvals and Spectrum-Related Topics SENATOR CRUZ AND FCC CHAIRMAN CARR VISIT AST SPACEMOBILE FACILITIES IN MIDLAND, TX Well positioned to complete full regulatory authorizations for commercial service in the U.S. and Europe Signed definitive agreements for long-term access to up to 45 Mhz of premium lower mid-band spectrum in the U.S. for direct-to-device applications

Operating and Capital Metrics Liquidity 3 $12.8 $14.5 $5.4 $7.2 $22.6 $23.2 $40.8 $44.9 Q4 2024 Q1 2025 Adj. Engineering services costs Research and development costs Adj. General and administrative costs $M Adj. Operating Expenses 1 $M 1. Non-GAAP. See appendix for a reconciliation. Adjusted operating expenses is equal to total operating expense adjusted to exclude depreciation and amortization and stock based-compensation expense. Depreciation and amortization for the three months ended March 31, 2025 and December 31, 2024 was $11.0 million and $8.5 million, respectively. Stock-based compensation for the three months ended March 31, 2025 and December 31, 2024 consisted of $4.0 million and $8.3 million of engineering services costs and $3.8 million and $3.1 million of general and administrative costs, respectively. 2. Gross property and equipment as of March 31, 2025, December 31, 2024 and March 31, 2024 was $584.1 million, $460.0 million, $326.4 million, respectively. Accumulated depreciation and amortization as of March 31, 2025, December 31, 2024 and March 31, 2024 was $133.3 million, $122.4 million, and $81.1 million, respectively. 3. Cash Position as of March 31, 2025 and December 31, 2024 includes $0.7 million and $2.5 million of restricted cash, respectively. $86.0 $124.1 Q4 2024 Q1 2025 Property and equipment Capital Expenditures 2 $M $567.5 $874.5 As of 12/31/2024 As of 3/31/2025 Cash position

Appendix ast-science.com

Reconciliation to non-GAAP Measures – Adj. Operating Expenses 11 ($ in thousands) Mar 31, ‘25 Dec 31, '24 Mar 31, ‘24 Engineering services costs 27,204 30,945 19,511 General and administrative costs 18,384 15,889 12,287 Research and development costs 7,135 5,348 4,257 Depreciation and amortization 10,958 8,460 19,945 Total operating expenses 63,681 60,642 56,000 Less: Depreciation and amortization (10,958) (8,460) (19,945) Less: Stock-based compensation expense 1 (7,826) (11,422) (4,933) Total adj. operating expenses 44,897 40,760 31,122 1. Stock-based compensation for the three months ended March 31, 2025, December 31, 2024, and March 31, 2024 consisted of $4.0 million, $8.3 million, and $1.6 million of engineering services costs and $3.8 million, $3.1 million, and $3.3 million of general and administrative costs, respectively. ast-science.com Adj. operating expenses – 3 months ended

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